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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of the Board of Trade of the City of Chicago, Inc. on Form S-4 of our report dated January 31, 2000, (December 12, 2000 as to the second paragraph of Note 1), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Chicago, Illinois
January 26, 2001